Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 19, 2007, related to the financial statements of Carlyle & Co. Jewelers, a wholly-owned subsidiary of Finlay Fine Jewelry Corporation, appearing in the Annual Report on Form 10-K of Finlay Enterprises, Inc. for the fiscal year ended February 2, 2008.

/s/ Cherry, Bekaert & Holland, L.L.P.

Raleigh, North Carolina
May 5, 2008